UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Blvd.

Suite 200

South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

(650) 870-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On November 2, 2021, Jean M. George notified the board of directors of Calithera Biosciences, Inc. of her intention to resign from the board of directors and all its committees prior to December 31, 2021. Ms. George subsequently submitted her resignation effective as of November 5, 2021. The resignation is not a result of any disagreement between Ms. George and Calithera.

Resignation of Officer; Appointment of Director

On November 2, 2021, Keith Orford, M.D., Ph.D. notified us of his decision to resign as Chief Medical Officer. Dr. Orford is expected to assist in the transition of his duties to Emil T. Kuriakose, M.D., who will be promoted to Chief Medical Officer as of November 5, 2021. Dr. Kuriakose is our current Vice President and Head of Clinical Development. Dr. Orford will serve as a Senior Vice President of Calithera until his employment terminates on November 17, 2021.

On November 2, 2021, the board of directors appointed Dr. Orford, effective upon Ms. George’s resignation, to fill the vacancy on the board of directors resulting from such resignation, to serve as a Class I director with a term expiring at our 2024 annual meeting of stockholders. Dr. Orford joined Calithera in January 2015 and has served as our Chief Medical Officer since January 2019. He previously served as our Senior Vice President, Clinical Development since May 2016.

In connection with his appointment to the board of directors, Dr. Orford will be eligible to receive compensation in accordance with our non-employee director compensation policy, as may be amended from time to time. In January 2022, Dr. Orford will receive an initial stock option grant for 40,000 shares of common stock in connection with his appointment to the board of directors, which will vest monthly over three years from the date he is no longer an employee of Calithera. Dr. Orford’s existing equity awards will continue vesting in accordance with their terms through November 17, 2021, and Dr. Orford will have 90 days thereafter to exercise any outstanding awards. We previously entered into our standard form of indemnification agreement with Dr. Orford.

Dr. Orford’s biography was previously reported in our most recent Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2021.

Item 7.01. Regulation FD Disclosure.

On November 5, 2021, we issued press releases regarding our decision to discontinue the KEAPSAKE clinical trial and the appointment of Dr. Orford to the board of directors and Dr. Kuriakose as our Chief Medical Officer. Copies of the press releases are furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1 and 99.2, respectively.

The information in this item, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 5, 2021, titled “Calithera Biosciences Announces Decision to Discontinue KEAPSAKE Clinical Trial”.

99.2	Press Release, dated November 5, 2021, titled “Calithera Biosciences Appoints Emil T. Kuriakose, MD, as Chief Medical Officer”.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALITHERA BIOSCIENCES, INC.

Dated: November 5, 2021

	By:	/S/ SUSAN M. MOLINEAUX
Susan M. Molineaux, Ph.D.
President and Chief Executive Officer